EXHIBIT 3.3

[SEAL]		[For Office Use Only]
STATE OF TENNESSEE
Department of State	CHARTER
Corporate Filings	(For-Profit Corporation)
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243

The undersigned acting as incorporator(s) of a for-profit corporation under the provisions of the Tennessee Business Corporation Act adopts the following Articles of Incorporation.

1.

The name of the corporation is:

AMERICAN REALTY FUNDS CORPORATION

[NOTE:  Pursuant to the Tennessee Code Annotated § 48-14-101(a)(1), each corporation name must contain the words corporation, incorporated, or company or the abbreviation corp., inc., or co.]

2.            The number of shares of stock the corporation is authorized to issue is 100,100,000,000

3.

The name and complete address of the corporation’s initial registered agent and office located in the State of Tennessee is:

Incorp. Services, Inc.
(Name)

216 Centerview Drive Suite 317	Brentwood	Tn 37037
(Street Address)	(City)	(State/Zip Code)

Williamson County
(County)

4.

List the name and complete address of each incorporator.

Joel I. Wilson	4984 W. Michigan Avenue, Saginaw, MI 48638
(Name)	(Include: Street Address, City, State and Zip Code)

Michael A. Kazee	4756 Bimbaum Dr., Bay City, MI 48706
(Name)	(Street Address, City, State and Zip Code)

5.

The complete address of the corporations principal office is:.

501 S. EUCLID	BAY CITY	MI / Bay County / 48706
(Street Address)	(City)	(State/County/Zip Code)

6.            The corporation is for profit.

7.

If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time are:

2	, 22	2010
Date			(not to exceed 90 days)

8.

Other provisions

               See Attached By Laws

02/22/2010	/s/Joel I. Wilson
Signature Date	Incorporator’s Signature

Joel I. Wilson
Incorporator’s Name(typed or printed)

SS-4417 (Rev. 9/04)	Filing Fee $100	RDA 1678